SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 15, 2004

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado	80401
(Address of principal executive offices)	Zip Code

(303) 233-3500

(Registrant’s telephone number)

Item 5.	Other Events and Regulation FD Disclosure

On January 15, 2004, ACT Teleconferencing, Inc. closed a $2.2 million private placement financing of common stock with a private investment partnership. The company issued 2.1 million shares of its common stock to the investor at a price of $1.05 per share, and intends to use the proceeds to meet its working capital requirements throughout 2004.

Item 7.	Exhibits

The Exhibit index on page 2 of this Form 8-K report lists the exhibit that is hereby filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc. (Registrant)

Date: January 16, 2004	By:	/s/ Gavin Thomson
Gavin Thomson Chief Financial Officer

EXHIBIT INDEX

No.	Description
(All exhibits are filed electronically)

99.1	Press release dated January 16, 2004